Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Equinox Gold Corp.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	5/29/2026
Reporting Entity ESTMA Identification Number	E517192		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E061957 Luna Gold Corp., E444156 Newcastle Gold Ltd., E146961 Leagold Mining Corporation, E478014 Calibre Mining Corp.

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Peter Hardie				Date	2026-05-29
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Equinox Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517192
Subsidiary Reporting Entities (if necessary)	E061957 Luna Gold Corp., E444156 Newcastle Gold Ltd., E146961 Leagold Mining Corporation, E478014 Calibre Mining Corp.
Payments by Payee
Country	Payee Name	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee(1)	Notes
United States of America	State of California		5,517,800	1,057	902,973					6,421,830
United States of America	California Imperial County		868,348		1,115,633					1,983,981
United States of America	San Bernardino County		1,299,814		6,088					1,305,902
United States of America	Government of the United States of America		7,221,963		562,200					7,784,163
United States of America	State of Nevada				188,526					188,526
United States of America	White Pine County		416,857							416,857
United States of America	State of Nevada		1,366,491							1,366,491
Mexico	Federal Government of Mexico		63,301,473	1,896,666	1,069,210					66,267,349
Mexico	Municipal Government of Mexico				149,702					149,702
Brazil	Government of Brazil		24,738,370	12,877,944	78,006					37,694,320	Note 2
Brazil	State Government of Minas Gerais				186,803					186,803
Nicaragua	Government of Nicaragua		139,505,830	26,539,067	2,801,004				1,634,908	170,480,810
Nicaragua	Municipality of Larreynaga								323,561	323,561
Nicaragua	Municipality of Rancho Grande								95,526	95,526
Canada	Province of Ontario				254,106					254,106
Canada	Long Lake #58 First Nation				615,259					615,259
Canada	Metis Nation of Ontario				241,045					241,045
Canada	Municipality of Greenstone		2,448,885		1,355,781					3,804,666
Canada	Ginoogaming First Nation				121,804					121,804
Canada	Aroland First Nation				174,359					174,359
Canada	Minodahmun Development LP				243,017					243,017
Canada	Government of Canada		285,895							285,895
Additional Notes:	Note 1 - The Company's functional currency is the U.S. dollar ("USD"). Amounts in this report are presented in USD. Payments made in currencies other than USD were translated using the exchange rate at the time the payment was made. The average exchange rates for 2025 were as follows:

Canadian dollar 1.3971 per one US dollar
Brazilian real 5.5852 per one US dollar
Mexican peso 19.23 per one US dollar
Nicaraguan cordoba 36.60 per one US dollar

	Note 2 - Taxes paid were net of tax credits of $31,177,206

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Equinox Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517192
Subsidiary Reporting Entities (if necessary)	E061957 Luna Gold Corp., E444156 Newcastle Gold Ltd., E146961 Leagold Mining Corporation, E478014 Calibre Mining Corp.
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project(1)	Notes
United States of America	Mesquite	13,467,755	1,057	1,621,936					15,090,749
United States of America	Castle Mountain	1,340,169		402,758					1,742,927
United States of America	Pan	1,777,087		228,502					2,005,589
United States of America	Gold Rock			273,224					273,224
United States of America	Eland			208,000					208,000
United States of America	Fiore Gold Ltd	100,000							100,000
United States of America	Illipah			41,000					41,000
United States of America	Calibre Real Estate	6,261							6,261
Mexico	Los Filos	63,301,473	1,896,666	1,218,912					66,417,051
Brazil	Aurizona	14,985,487	3,712,519	26,397					18,724,403	Note 2
Brazil	Fazenda	8,124,136	3,176,216	23,501					11,323,852	Note 3
Brazil	RDM	1,222,320	2,941,883	190,601					4,354,803	Note 4
Brazil	Santa Luz	406,427	3,047,327	24,311					3,478,065	Note 5
Nicaragua	Eastern Borosi	7,120,046	6,818,095	76,152					14,014,293
Nicaragua	El Limon	48,087,356	7,268,925	229,762				1,958,469	57,544,512
Nicaragua	La Libertad	84,037,695	12,193,556	1,282,001				95,526	97,608,778
Nicaragua	El Paste			1,197,432					1,197,432
Nicaragua	Pavon	260,733	258,491	15,656					534,880
Canada	Greenstone	2,448,885		3,005,371					5,454,257
Canada	Valentine	285,895							285,895
Additional Notes:	Note 1 - The Company's functional currency is the U.S. dollar ("USD"). Amounts in this report are presented in USD. Payments made in currencies other than USD were translated using the exchange rate at the time the payment was made. The average exchange rates for 2025 were as follows:

Canadian dollar 1.3971 per one US dollar
Brazilian real 5.5852 per one US dollar
Mexican peso 19.23 per one US dollar
Nicaraguan cordoba 36.60 per one US dollar

Note 2 - Taxes paid were net of tax credits of $11,447,494
Note 3 - Taxes paid were net of tax credits of $1,547,525
Note 4 - Taxes paid were net of tax credits of $7,788,547
	Note 5 - Taxes paid were net of tax credits of $10,393,541